UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) and Rule 14a-12

AAC HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date filed:

200 POWELL PLACE

BRENTWOOD, TENNESSEE 37027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 17, 2016

Dear Fellow Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of AAC Holdings, Inc., to be held on Tuesday, May 17, 2016, at 2:00 p.m. (Central Time), at our corporate headquarters located at 200 Powell Place, Brentwood, Tennessee 37027.

We are holding the Annual Meeting for the following purposes:

(1)	To elect Jerry D. Bostelman, Lucius E. Burch, III, Michael T. Cartwright, Darrell S. Freeman, Sr., David C. Kloeppel and Richard E. Ragsdale as directors to hold office until the 2017 annual meeting of stockholders and until their respective successors are elected and qualified;

(2)	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

(3)	To transact any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The matters to be acted upon at the Annual Meeting are more fully described in the Proxy Statement and related materials. We are not aware of any other business to be transacted at the Annual Meeting.

Only stockholders of record on our books at the close of business on March 21, 2016 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

We are mailing to each of our stockholders a paper copy of the Proxy Statement, our 2015 Annual Report to Stockholders and a proxy card. Our 2015 Annual Report to Stockholders is not part of the proxy solicitation materials. The Proxy Statement and our 2015 Annual Report to Stockholders are available online at proxyvote.com. Please read the enclosed materials carefully.

By order of the Board of Directors,

Michael T. Cartwright Chairman, Director and Chief Executive Officer

Brentwood, Tennessee

April 14, 2016

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

AAC Holdings, Inc.

200 Powell Place

Brentwood, Tennessee 37027

PROXY STATEMENT

2016 Annual Meeting of Stockholders

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or “Board of Directors”) of AAC Holdings, Inc. (the “Company”) for use at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at the Company’s corporate headquarters located at 200 Powell Place, Brentwood, Tennessee 37027, on Tuesday, May 17, 2016, at 2:00 p.m. (Central Time), for the purposes set forth in the accompanying notice, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about April  14, 2016.

Information About The Meeting

Record Date

The close of business on March 21, 2016 has been fixed as the record date for the determination of stockholders entitled to vote at the Annual Meeting. As of such date, we had 70,000,000 authorized shares of common stock, $0.001 par value per share (“Common Stock”), of which 22,985,364 shares were outstanding and entitled to vote, and 5,000,000 authorized shares of preferred stock, $0.001 par value per share, of which no shares were outstanding. Common Stock is our only outstanding class of voting stock. Each share of Common Stock will be entitled to one vote on each matter to be voted upon at the Annual Meeting.

Quorum Requirements

A majority of the shares of Common Stock outstanding as of the close of business on March 21, 2016 and entitled to vote is required to constitute a quorum. Shares of Common Stock present by attendance or represented by proxy (including abstentions and broker non-votes) will be counted for purposes of determining the presence of a quorum at the Annual Meeting. If a quorum is not present at the time of the Annual Meeting, the chairman of the Annual Meeting or the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the Annual Meeting until a quorum shall be present or represented by proxy. The Annual Meeting may be adjourned from time to time, whether or not a quorum is present, by the chairman of the Annual Meeting or the affirmative vote of a majority of the votes present, represented in person or by proxy, and entitled to be cast at the Annual Meeting.

Voting Procedures

If a quorum is present at the Annual Meeting, the outcome of the proposals set forth in the Notice of Annual Meeting will be determined as follows:

•	With respect to Proposal 1 (Election of Directors), each director nominee will be elected if he receives a plurality of the votes cast at the Annual Meeting; and

•	With respect to Proposal 2 (Ratification of the Appointment of BDO USA, LLP), this proposal will be approved if it receives the affirmative vote of a majority of the shares of Common Stock present, in person or represented by a proxy, and entitled to vote at the Annual Meeting.

With respect to Proposal 1, you may vote “for” a director nominee or may “withhold” your vote for a director nominee. Withheld votes will be treated as present at the meeting for purposes of establishing a quorum for the meeting and for purposes of the vote on the particular matter. A withheld vote will have no effect on Proposal 1.

With respect to Proposal 2, you may vote “for” or “against” such matter or may “abstain” from voting for such matter. Abstentions will be treated as present at the meeting for purposes of establishing a quorum for the meeting and for purposes of the vote on the particular matter. Abstentions will have the same effect as a vote against Proposal 2.

If your shares are held by a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares held in “street name.” In such case, these proxy materials are being forwarded to you by your bank, brokerage firm or other nominee (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. You should follow the voting instructions on any form that you receive from your broker or nominee. The availability of telephone and Internet voting for shares held in street name will depend on your broker’s or nominee’s voting process. Please refer to the instructions in the materials provided in the proxy card provided to you for information on the available voting methods. In addition, as the beneficial holder of shares, you are entitled to attend the Annual Meeting. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a legal proxy, executed in your favor, from the record holder of your shares.

Pursuant to New York Stock Exchange (“NYSE”) Rule 452, if your shares are held in street name and you do not give voting instructions to the record holder, the record holder will not be permitted to vote your shares with respect to Proposal 1, and your shares will be considered “broker non-votes” with respect to this proposal. However, the record holder will be entitled to vote your shares with respect to Proposal 2 even if you do not give voting instructions. We urge you to give voting instructions to your broker or nominee on all proposals.

Broker non-votes will be treated as shares present for quorum purposes, but are not considered votes for or against any proposal. Therefore, broker non-votes will not affect the outcome of any proposal.

If a proxy is properly given prior to or at the Annual Meeting and not properly revoked, it will be voted in accordance with the instructions, if any, given by the stockholder. Subject to the requirements described below, if you sign and submit a proxy without voting instructions with respect to the proposals contained herein, the proxy will be voted:

•	FOR the election of the nominees named in this Proxy Statement as directors to hold office until the 2017 annual meeting of stockholders and until their respective successors are elected and qualified; and

•	FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

If other matters come before the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received notice of other matters that may properly be presented at the Annual Meeting.

Stockholders who give proxies have the right to revoke them at any time before they are voted by delivering a written request to Kathryn Sevier Phillips, General Counsel and Secretary, at 200 Powell Place, Brentwood, Tennessee 37027, prior to the Annual Meeting or by submitting another proxy at a later date. The giving of the proxy will not affect the right of a stockholder to attend the Annual Meeting and vote in person.

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

Our Amended and Restated Bylaws (the “Bylaws”) provide for a Board of Directors consisting of at least one and not more than eleven directors. Our Board is presenting six nominees for election as directors at our Annual Meeting, all of which currently serve as directors on our Board of Directors. Each nominee elected at the meeting will serve a term of office until our 2017 annual meeting of stockholders and until a successor is duly elected and qualified. Each nominee has consented to be a candidate and to serve if elected. Proxies cannot be voted for a greater number of persons than the nominees named.

Qualification of Directors

Each of the Company’s director nominees has demonstrated business acumen, the ability to exercise sound business judgment, and a commitment to serve the Company as a director. In addition, the Company’s director nominees bring a variety of professional backgrounds and experiences, and we believe that each of our director nominees possesses unique qualifications, skills and attributes that complement the performance of the full Board. The experience that each nominee has obtained from his professional background, as set forth below, has qualified him to serve on our Board of Directors.

The following table sets forth biographical information for each nominee designated by our Board of Directors to become a director, the year in which each nominee was first appointed or elected to the Board of Directors and a discussion of factors in each nominee’s experience that the Board views as supporting his continued service on the Board:

Name and Position	Age	Director Since	Independent	Principal Occupation/Other Directorships

Jerry D. Bostelman Director	47	2012	Yes	Mr. Bostelman is chief executive officer of Vaco, LLC, a professional staffing firm, which he co-founded in 2002. Prior to co-founding Vaco, Mr. Bostelman was a regional manager for Robert Half International Inc., a provider of staffing services for accounting and finance professionals, where he worked from 1997 through 2001. From 1993 through 1997, Mr. Bostelman served as an auditor for Arthur Anderson. The Board of Directors believes that Mr. Bostelman is qualified to serve as a director as a result of his accounting background and his broad management experience serving as regional manager of a national professional staffing firm and as chief executive officer of Vaco. Mr. Bostelman served six years in the Marine Corps Reserves, including a five month active tour of duty in the first Gulf War.

Name and Position	Age	Director Since	Independent	Principal Occupation/Other Directorships

Lucius E. Burch, III Director	74	2012	Yes	Since 1989, Mr. Burch has served as the chairman and chief executive officer of Burch Investment Group, formerly Massey Burch Investment Group. Mr. Burch began his tenure at Massey Investment Company (the predecessor of Massey Burch Investment Group) as a financial analyst and portfolio manager in 1968. Mr. Burch is also the chairman and chief executive officer of Collateral Guaranty, a credit enhancement fund. Mr. Burch is the former chairman of Corrections Corporation of America (NYSE:CXW), an operator of private prisons and detention centers and has served on numerous private and public company boards. The Board of Directors believes that Mr. Burch is qualified to serve as a director as a result of his extensive knowledge of and experience in the healthcare industry, his prior extensive board experience, including service on the boards of directors of seven companies traded on the New York Stock Exchange, and his general business and financial acumen.

Michael T. Cartwright Chairman, Chief Executive Officer and Director	47	2011	No	Mr. Cartwright has served as Chairman of our Board of Directors since 2011 and currently serves as our Chief Executive Officer, a position he has held since June 2013. Mr. Cartwright has almost 20 years of experience in the addiction treatment industry. In 2009, Mr. Cartwright co-founded Performance Revolution, LLC (d/b/a FitRx), a company focused on weight management, and served as its chief executive officer until it merged into Forterus, Inc. in 2011. In 1999, he founded Foundations Recovery Network, LLC, a national alcohol and drug treatment company, and served on its Board of Directors and as its president and chief executive officer until 2009. Additionally, in 1995, Mr. Cartwright founded Foundations Associates, a not-for-profit alcohol and drug treatment center in Nashville, Tennessee, and served on its Board of Directors and as its chief executive officer until its purchase by Foundations Recovery Network, LLC in 2007. While at Foundations Associates, Mr. Cartwright conducted over 10 federally funded research studies on dual diagnosis and addiction. Mr. Cartwright also served on the U.S. Senate Help Subcommittee on Substance Abuse and Mental Health Services from 2003 to 2004. Based on his knowledge of the Company, our business and his extensive experience in the addiction treatment industry, we have determined that Mr. Cartwright should serve as Chairman of our Board of Directors.

Name and Position	Age	Director Since	Independent	Principal Occupation/Other Directorships

Darrell S. Freeman, Sr. Lead Independent Director	51	2013	Yes	Mr. Freeman currently serves as the executive chairman of Zycron, Inc., an information technology services and solutions firm he founded in 1991. Mr. Freeman has served as the executive chairman of Zycron, Inc. since its formation. Mr. Freeman co-founded Tennessee-based Reliant Bank in 2006, and he has served as a board member and a member of the audit and compensation committees since 2006. Additionally, in 2007 Mr. Freeman co-founded Pinnacle Construction Partners, a construction management firm, and has served as the chairman since 2007. The Board of Directors believes that Mr. Freeman is qualified to serve as a director as a result of his extensive business and financial experience and insight into risk management from his experience co-founding Reliant Bank and his service on its audit committee. In 2012, Mr. Freeman was appointed to the Tennessee Board of Regents. Beginning in 2006, Mr. Freeman served two one-year terms as chairman of the Nashville Area Chamber of Commerce, and in 2005 served as the chairman of the 100 Black Men of Middle Tennessee. Mr. Freeman was also a founding board member of the Nashville Entrepreneur Center in 2010.

David C. Kloeppel Director	46	2013	Yes	Mr. Kloeppel is chairman of Eventa Global, Inc., a travel services company he founded in 2014, and also serves as chief executive officer of Domus Hospitality, LLC, an entity focused on investment in the hospitality industry that he founded in 2013. Mr. Kloeppel served as president and chief operating officer of Gaylord Entertainment Company (NYSE:GET) from 2009 to 2012; as president and chief financial officer from 2008 to 2009; and as executive vice president and chief financial officer from 2001 until 2008. Prior to joining Gaylord Entertainment Company, he worked in the Mergers and Acquisitions Department at Deutsche Bank in New York, where he served as vice president and was responsible for that department’s activities in the lodging, leisure and real estate sectors. Mr. Kloeppel served as a director of FelCor Lodging Trust Inc. (NYSE:FCH) from 2005 to 2008, and was a member of the audit and compensation committees. The Board of Directors believes that Mr. Kloeppel is qualified to serve as a director as a result of his prior public company executive officer experience, his extensive corporate governance experience as an officer and director of publicly traded companies and his general business and financial acumen. Mr. Kloeppel currently serves on the Board of Directors of the Nashville Area Chamber of Commerce and the Board of Visitors of the Owen Graduate School of Management at Vanderbilt University. He is the current President of the Board of Trustees at University School of Nashville.

Name and Position	Age	Director Since	Independent	Principal Occupation/Other Directorships

Richard E. Ragsdale Director	72	2012	Yes	Mr. Ragsdale has co-founded and operated 17 healthcare corporations during his career. After beginning his career with Chase Manhattan Bank in New York, Mr. Ragsdale served as president and treasurer of Hospital Affiliates International, Inc., one of the country’s first hospital management firms, from 1973 to 1977, and served as vice president and chief financial officer of INA Health Care Group from 1977 to 1981. In 1981, he co-founded a hospital management company, Republic Health Corporation, which went public in 1983 and was acquired by an investor group in 1986. In 1985, Mr. Ragsdale co-founded Community Health Systems, Inc. (NYSE:CYH), a rural hospital management company, and served as chairman from 1985 to 1996. In 2000, he co-founded HealthMont Inc., an operator of community hospitals, and served as chairman from its formation in early 2000 until its acquisition by SunLink in October 2003. Mr. Ragsdale has been a private investor since his retirement in 2003. Mr. Ragsdale has served on the boards of numerous public and private companies and since June 2008 has served as a director of BreatheAmerica, Inc., an operator of allergy, asthma and sinusitis treatment centers. The Board of Directors believes that Mr. Ragsdale is qualified to serve as a director as a result of his extensive knowledge of and experience in the healthcare industry, his prior extensive public company board experience and his general business and financial acumen.

Vote Required; Recommendation

Directors are elected by a plurality of the votes cast by the holders of the shares of Common Stock entitled to vote in the election at a meeting at which a quorum is present. Our Articles of Incorporation do not provide for cumulative voting, and, accordingly, the stockholders do not have cumulative voting rights with respect to the election of directors. Consequently, each stockholder may cast one vote per share of Common Stock held of record for each nominee. Stockholders may vote “for” a director nominee or may “withhold” such stockholder’s vote for a director nominee. A withheld vote will have no effect on the outcome of the election of directors.

Pursuant to NYSE Rule 452, the uncontested election of directors may not be voted upon by banks, brokerage firms or other nominees holding shares in street name without instruction from beneficial owners. Consequently, proxies submitted by banks, brokerage firms or other nominees holding shares in street name may not, in the absence of specific instructions from beneficial owners, vote the shares in favor of a nominee or withhold votes from a nominee at the discretion of the bank, brokerage firm or other nominee. Broker non-votes are not considered votes for or against any proposal. Therefore, broker non-votes will not affect the outcome of the election of directors.

Unless a proxy specifies otherwise, or results in a broker non-vote because of the failure to execute or return the proxy to a broker with instructions, the persons named in the proxy will vote the shares covered thereby FOR the nominees designated by our Board of Directors. If a nominee becomes unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by our Board of Directors.

The Board of Directors recommends that the stockholders vote FOR each of the director nominees.

CORPORATE GOVERNANCE

Corporate Governance Profile

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

•	our Board of Directors is not classified, with each of our directors subject to re-election annually;

•	of the six persons who serve on our Board of Directors, five of our directors satisfy the listing standards for independence of the NYSE and four of our directors satisfy the independence standards of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	each member of our Audit Committee qualifies as an “audit committee financial expert” as defined by the SEC;

•	the three standing committees of our Board of Directors—the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee—consist solely of independent directors in compliance with NYSE listing requirements; and

•	we do not have a stockholder rights plan.

Our directors stay informed about our business by attending meetings of our Board of Directors and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

Board Leadership Structure

Our Board of Directors is currently chaired by our Chief Executive Officer, Mr. Cartwright. Our Board of Directors believes that combining the positions of Chief Executive Officer and Chairman helps to ensure that the Board of Directors and management act with a common purpose and provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, our Board of Directors believes that a combined Chief Executive Officer/Chairman is better positioned to act as a bridge between management and our Board of Directors, facilitating the regular flow of information. Our Board of Directors also believes that it is advantageous to have a Chairman with an extensive history with and knowledge of the Company (as is the case with our Chief Executive Officer).

In June 2014, in anticipation of our initial public offering (the “IPO”), our Board of Directors appointed Mr. Freeman as lead independent director in order to help reinforce the independence of our Board of Directors as a whole. The lead independent director serves as an effective balance to a combined Chief Executive Officer/Chairman. The lead independent director is empowered to, among other duties and responsibilities, provide general leadership of the affairs of the independent directors, preside over board meetings in the absence of the Chairman and during independent director closed session portions of the meetings, preside over and establish the agendas for meetings of the independent directors and act as liaison between the Chairman and the independent directors.

Role of the Board in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors administers this oversight function directly, with support from its three standing committees, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which addresses risks specific to its respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements in addition to oversight of the performance of our internal audit function. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct.

Independence

The NYSE requires a majority of our Board of Directors to consist of independent directors. A director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a material relationship with the Company that would interfere with the exercise of independent judgment. In addition, in order for a member of the Compensation Committee or the Audit Committee to be considered independent, such committee member may not, other than in his capacity as a member of the Board of Directors or any Board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from us; or (2) be an affiliated person of us.

In February 2016, our Board of Directors undertook a review of the composition of our Board of Directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board of Directors has affirmatively determined that none of our directors other than Mr. Cartwright has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of our directors other than Mr. Cartwright is “independent” as that term is defined by the NYSE Listed Company Manual. Our Board of Directors also determined that Messrs. Freeman, Kloeppel and Ragsdale, who comprise our Audit Committee, Messrs. Burch, Kloeppel and Freeman, who comprise our Compensation Committee, and Messrs. Bostelman, Burch and Ragsdale, who comprise our Nominating and Corporate Governance Committee, each satisfy the independence standards for such committees established by the Securities and Exchange Commission (“SEC”) and the NYSE. Each of the members of our Compensation Committee is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act. In making such determination, the Board of Directors considered the relationships that each such non-employee director has with the Company and all other facts and circumstances the Board of Directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee operates under a charter approved by our Board of Directors, copies of which are posted on our website, www.americanaddictioncenters.org, under the caption “About Us” by clicking on “Investor Relations” and then clicking “Governance Documents.”

Audit Committee. Our Audit Committee consists of Messrs. Freeman, Kloeppel and Ragsdale, each of whom is a non-employee director. Mr. Kloeppel serves as the chair of our Audit Committee. The functions of this committee include, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent auditors and management;

•	reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing with management and our independent auditors any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and other matters;

•	preparing the report of the Audit Committee that the SEC requires in our annual proxy statement;

•	overseeing risks associated with financial matters such as accounting, internal controls over financial reporting and financial policies;

•	reviewing the Company’s internal audit function and overseeing the internal audit department’s staffing, budget and responsibilities;

•	reviewing and providing oversight with respect to any related party transactions and monitoring compliance with our code of ethics; and

•	reviewing and evaluating, at least annually, the performance of the Audit Committee, including compliance of the Audit Committee with its charter.

Our Board of Directors has determined that each member of the Audit Committee meets the financial literacy requirements under the NYSE listing standards and that each of Messrs. Kloeppel, Freeman and Ragsdale qualifies as an “audit committee financial expert” within the meaning of SEC rules and regulations. In making its determination that each of Messrs. Kloeppel, Freeman and Ragsdale qualifies as an “audit committee financial expert,” our Board of Directors has considered the formal education and nature and scope of the previous experience of each of Messrs. Kloeppel, Freeman and Ragsdale, coupled with past and present service on various Audit Committees. Both our independent registered public accounting firm and management personnel periodically meet privately with our Audit Committee.

Compensation Committee. Our Compensation Committee consists of Messrs. Burch, Freeman and Kloeppel. Mr. Burch serves as the chair of our Compensation Committee. The functions of this committee include, among other things:

•	reviewing and recommending to our Board of Directors the compensation and other terms of employment of our executive officers;

•	reviewing and recommending to our Board of Directors performance goals and objectives relevant to the compensation of our executive officers;

•	evaluating and approving the equity incentive plans, compensation plans and similar programs advisable for us, as well as modification or termination of existing plans and programs;

•	evaluating and recommending to our Board of Directors the type and amount of compensation to be paid or awarded to Board members;

•	administering our equity incentive plans;

•	reviewing and recommending to our Board of Directors policies with respect to incentive compensation and equity compensation arrangements;

•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•	evaluating and overseeing risks associated with compensation policies and practices;

•	reviewing and recommending to our Board of Directors the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers and other members of senior management;

•	preparing the report of the Compensation Committee that the SEC requires in our annual proxy statement;

•	reviewing the adequacy of its charter on an annual basis; and

•	reviewing and evaluating, at least annually, the performance of the Compensation Committee, including compliance of the Compensation Committee with its charter.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee consists of Messrs. Bostelman, Burch and Freeman. Mr. Freeman serves as the chair of our Nominating and Corporate Governance Committee. The functions of this committee include, among other things:

•	identifying, reviewing and evaluating candidates to serve on our Board of Directors;

•	determining the minimum qualifications for service on our Board of Directors;

•	evaluating the performance of our Board of Directors and the committees thereof, including compliance of each committee with its charter;

•	nominating and recommending individuals for membership on our Board of Directors;

•	considering nominations by stockholders of candidates for election to our Board of Directors;

•	considering and assessing the independence of members of our Board of Directors;

•	developing, as appropriate, a set of corporate governance principles, and reviewing and recommending to our Board of Directors any changes to such principles;

•	periodically reviewing our policy statements;

•	reviewing, at least annually, the adequacy of its charter; and

•	evaluating, at least annually, the performance of the Nominating and Corporate Governance Committee, including compliance of the Nominating and Corporate Governance Committee with its charter.

Meetings of our Board of Directors and Committees

During 2015, our Board of Directors met eight (8) times. During 2015, our Audit Committee met four (4) times, our Compensation Committee met three (3) times and our Nominating and Corporate Governance Committee met two (2) times. All directors attended 100% of the meetings of the Board and of the committees on which they served in fiscal year 2015. We encourage each member of the Board to attend our annual meetings of stockholders. All members of our Board, with the exception of Mr. Ragsdale, were present at last year’s annual meeting of stockholders.

Nomination of Directors

The Nominating and Corporate Governance Committee reviews the qualifications of every person recommended as a nominee to the Board to determine whether the recommended nominees are qualified to serve on the Board. In evaluating the qualifications of a director nominee, the Nominating and Corporate Governance Committee assesses the individual’s background, skills and abilities, and whether such characteristics are consistent with the Company’s Corporate Governance Guidelines and fulfill the needs of the Board at that time. A copy of our Corporate Governance Guidelines is available on our website, www.americanaddictioncenters.org, under the caption “About Us” by clicking on “Investor Relations” and then clicking “Governance Documents.”

The Nominating and Governance Committee also considers diversity in professional and personal experience, skills, background, race, gender and other factors of diversity as it deems appropriate when considering director candidates. Following its evaluation, the Nominating and Corporate Governance Committee will make recommendations for membership on the Board and review such recommendations with the Board, which will decide whether to invite the candidate to be a nominee for election to the Board.

Director Nominees Recommended by Stockholders

Our Bylaws govern stockholder nominations of directors. The Nominating and Corporate Governance Committee evaluates nominees recommended by stockholders on the same basis as nominees recommended by any other sources, including making a determination whether the candidate is qualified to serve on the Board based on the qualitative standards described above. To be considered by the Nominating and Corporate Governance Committee, a stockholder who wishes to recommend a director nominee must deliver a written notice to the corporate secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the date of date of the proxy statement delivered to stockholders in connection with the previous year’s annual meeting; provided, however, that in the event (i) the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 30 days after the preceding year’s annual meeting of stockholders, (ii) no proxy statement was made available to stockholders in connection with the preceding year’s annual meeting, or (iii) the Company did not hold an annual meeting in the preceding year, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

In no event shall an adjournment or postponement of a meeting of the stockholders commence a new time period (or extend any time period) for the giving of the stockholder notice. You should consult our Bylaws for more detailed information regarding the process by which stockholders may nominate directors.

Compensation Committee Interlocks and Insider Participation

During 2015, Messrs. Burch, Freeman and Kloeppel served on the Compensation Committee of our Board of Directors. No member of our Compensation Committee has ever been an executive officer or employee of the Company or any of its subsidiaries. None of our officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or Board of Directors of any other entity that has one or more officers serving as a member of our Board of Directors or Compensation Committee.

Communication with the Board of Directors

Our stockholders and other interested parties may communicate directly with any chair of the Audit, Nominating and Corporate Governance and Compensation Committees, or to the non-management directors as a group. All communications should be in written form and directed to Kathryn Sevier Phillips, General Counsel and Secretary, AAC Holdings, Inc., 200 Powell Place, Brentwood, Tennessee 37027.

Complaints or concerns about our accounting, internal accounting controls and auditing matters, including those regarding the circumvention or attempted circumvention of internal accounting control or that would otherwise constitute a violation of the Company’s accounting policies, may be reported anonymously to our Audit Committee by writing to AAC Holdings, Inc., Attention: Audit Committee, 200 Powell Place, Brentwood, Tennessee 37027. Company employees must report any such accounting allegation in accordance with the Company’s Whistleblower Policy. The Company prohibits any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve any integrity questions.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our officers, directors and employees. Among other matters, the Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the Code of Business Conduct and Ethics.

Any waiver of the Code of Business Conduct and Ethics for our executive officers or directors must be approved by a majority of our independent directors, and any such waiver shall be promptly disclosed as required by applicable law or NYSE regulations. In addition, our Board has adopted a Code of Ethics for Senior Financial Officers that is specifically applicable the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller. Its purpose is to deter wrongdoing and to promote honest and ethical conduct and compliance with the law, particularly as it relates to the maintenance of the Company’s financial records and the preparation of financial statements filed with the SEC. A copy of both the Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers are posted on our website, www.americanaddictioncenters.org, under the caption “About Us” by clicking on “Investor Relations” and then clicking “Governance Documents.”

Director Compensation

As compensation for serving on our Board of Directors during 2015, we provided each of our independent directors an annual retainer consisting of a cash payment of $20,000 and a stock award with a grant date fair value of $89,320. In addition, each committee chair received an additional annual cash retainer of $10,000 and a stock award with a grant date fair value of $8,120. Our lead director received an additional stock award with a grant date fair value of $16,240. Directors who are also officers or employees of the Company do not receive additional compensation for service as directors. The following table reflects the total compensation earned by our non-employee directors in 2015:

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Total ($)
Jerry D. Bostelman	20,000	89,320	109,320
Lucius E. Burch, III	30,000	97,440	127,440
Darrell S. Freeman, Sr.	30,000	113,680	143,680
David C. Kloeppel	30,000	97,440	127,440
Richard E. Ragsdale	20,000	89,320	109,320

(1)	Reflects the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, of a January 2016 grant of fully vested shares of Common Stock to each non-employee director as compensation for his service to the Company in 2015.

Director Stock Ownership Requirement

To further align the interests of the Board with the interests of the Company’s stockholders, the Company believes that its independent directors should be stockholders and have a significant personal financial stake in the Company. Accordingly, each non-employee director is expected to own shares of Common Stock valued at five times the director’s annual cash retainer. Each director will have five years from the later of the adoption of the Company’s Corporate Governance Guidelines in June 2014 and the date of the director’s election to the Board to attain such level of stock ownership. After achieving the minimum level of stock ownership, ownership of the minimum amount must be maintained as long as the director remains on the Board. Each director currently owns shares of our Common Stock in an amount that is significantly greater than the amount required under our director stock ownership requirement.

MANAGEMENT

Executive Officers

Below are the names, ages (as of April 14, 2016) and a brief account of the business experience of our executive officers.

Name	Age	Title
Michael T. Cartwright	47	Chairman and Chief Executive Officer
Kirk R. Manz	49	Chief Financial Officer
Candance A. Henderson-Grice	48	Chief Operating Officer
Kathryn Sevier Phillips	45	General Counsel and Secretary
Andrew W. McWilliams	44	Chief Accounting Officer

The term of each executive officer runs until his or her successor is elected and qualified, unless sooner removed.

Michael T. Cartwright, Chairman and Chief Executive Officer. Mr. Cartwright has served as Chairman of our Board of Directors since 2011 and currently serves as our Chief Executive Officer, a position he has held since June 2013. Mr. Cartwright has almost 20 years of experience in the addiction treatment industry. In 2009, Mr. Cartwright co-founded Performance Revolution, LLC (d/b/a FitRx), a company focused on weight management, and served as its chief executive officer until it merged into Forterus, Inc. in 2011. In 1999, he founded Foundations Recovery Network, LLC, a national alcohol and drug treatment company, and served on its Board of Directors and as its president and chief executive officer until 2009. Additionally, in 1995, Mr. Cartwright founded Foundations Associates, a not-for-profit alcohol and drug treatment center in Nashville, Tennessee, and served on its Board of Directors and as its chief executive officer until its purchase by Foundations Recovery Network, LLC in 2007. While at Foundations Associates, Mr. Cartwright conducted over 10 federally funded research studies on dual diagnosis and addiction. Mr. Cartwright also served on the U.S. Senate Help Subcommittee on Substance Abuse and Mental Health Services from 2003 to 2004. Mr. Cartwright is a graduate of Trevecca Nazarene University.

Kirk R. Manz, Chief Financial Officer. Mr. Manz joined the Company as Chief Financial Officer in January 2011. From 2008 through 2010, Mr. Manz served as chief executive officer of GMD Holdings, Inc. (d/b/a Blast Panel), a digital media company. From 2006 through 2008, Mr. Manz served as managing member of Private Capital Securities, LLC, a boutique investment banking firm. From 2004 through 2006, Mr. Manz served as vice president of investments for Piper Jaffray & Co. Previously, Mr. Manz worked as a fixed income specialist for Stephens Inc. from 2002 through 2004. From 1988 to 2002, Mr. Manz was co-founder or chief executive officer of four communications companies including Igaea, Inc., an international VoIP telecommunications provider. Mr. Manz is a graduate of Vanderbilt University.

Candance A. Henderson-Grice, Chief Operating Officer. Ms. Henderson-Grice joined the Company in February 2013 as our Chief Operating Officer and has over 23 years of experience in the behavioral health industry. From 2001 through 2012, she worked at CRC Health Corporation in various capacities, including: president of CRC’s healthy living division which included four eating disorder sites, a residential weight management program, two weight management schools and 12 summer camps; vice president of operations for CRC’s eating disorders, weight management and Florida programs; vice president of operations of CRC’s high-end private pay and Florida facilities which included CRC’s flagship program, Sierra Tucson; and as vice president of CRC’s Southern Region. From 1992 to 2001, she worked for Comprehensive Addiction Programs, which was purchased by CRC in 2003, where she held roles including special projects director, director of operations and chief executive officer of various Comprehensive Addiction Programs facilities. Ms. Henderson-Grice is a graduate of the University of Alabama at Birmingham and Troy State University.

Kathryn Sevier Phillips, General Counsel and Secretary. Ms. Phillips joined the Company in December 2013 as General Counsel and Secretary. From 2009 to 2013, Ms. Phillips served as Managing Partner of Sevier Phillips & Associates, a legal, compliance and political consulting practice focused primarily on healthcare clients. From 2004 to 2008, Ms. Phillips was general counsel and secretary of National Renal Alliance, LLC, a national renal disease management and dialysis provider, where Ms. Phillips served as the chief legal and government affairs officer. From 1999 to 2004, Ms. Phillips practiced with the law firm of Stites & Harbison PLLC. In 1999, Ms. Phillips served as general counsel of Alexander for President, the presidential campaign of Senator Lamar Alexander. From 1995 to 1998, Ms. Phillips practiced with the law firm of Bass, Berry & Sims PLC. Ms. Phillips is a graduate of Auburn University, the Harvard Graduate School of Education and Harvard Law School.

Andrew W. McWilliams, Chief Accounting Officer. Mr. McWilliams joined the Company as Chief Accounting Officer in August 2014. From October 1998 through August 2014, Mr. McWilliams worked as an auditor with Ernst & Young LLP, a national public accounting firm. During his tenure with Ernst & Young, Mr. McWilliams served multiple healthcare clients and also gained experience across a variety of corporate transactions, including public offerings of securities and mergers and acquisitions. Mr. McWilliams is a graduate of Georgia State University.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2015 with respect to our equity compensation plans.

	(a)	(b)	(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	—	$—	832,561	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	—	—	832,561

(1)	For information concerning our equity compensation plans, see the discussion in Note 12 to the Company’s audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
(2)	Includes 221,917 shares available for future issuance under the Employee Stock Purchase Plan (“ESPP”) at the end of 2015 and excludes 140,000 shares that were granted in January 2016 under the 2014 Equity Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT

The table below sets forth information with respect to ownership of our Common Stock, as of March 21, 2016, by:

•	Each person who we know to be the beneficial owner of more than 5% of the outstanding shares of Common Stock;

•	Each of our directors and nominees;

•	Each of our named executive officers as set forth in the Summary Compensation Table; and

•	All of our directors and executive officers as a group.

To our knowledge, unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned. All computations are based on 22,985,364 shares of Common Stock outstanding on March 21, 2016, unless otherwise indicated.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage Ownership
Directors and named executive officers:
Michael T. Cartwright(3)	5,497,768	23.9%
Candance A. Henderson-Grice(4)	134,540	* *
Kathryn Sevier Phillips(5)	130,777	* *
Jerry D. Bostelman(6)	684,051	3.0%
Lucius E. Burch, III	983,411	4.3%
Darrell S. Freeman, Sr.(7)	229,070	1.0%
David C. Kloeppel(8)	230,280	1.0%
Richard E. Ragsdale(9)	61,604	* *
All directors and executive officers, as a group (10 persons)(10)	8,568,679	37.3%
Other Stockholders:
Jerrod N. Menz(11)	4,922,821	21.4%
Deerfield Management Company, L.P.(12)	2,615,426	9.98%

**	Less than 1%
(1)	Unless otherwise indicated, the address of each beneficial owner is c/o AAC Holdings, Inc., 200 Powell Place, Brentwood, Tennessee 37027.
(2)	Under SEC rules, the number of shares shown as beneficially owned includes shares of Common Stock which a person has the right to acquire within 60 days of March 21, 2016 through the vesting and/or exercise of any equity award or other right. Such shares are deemed to be outstanding for the purpose of computing the “percent of class” for that individual, but are not deemed outstanding for the purpose of computing the percentage of any other person.
(3)	Consists of (i) 3,680,490 shares of record held by Mr. Cartwright, (ii) 954,507 shares held of record by the Irrevocable Family Trust of Tina Cartwright of which Mr. Cartwright serves as one of two trustees, (iii) 954,507 shares held of record by the Irrevocable Family Trust of Michael T. Cartwright of which Mr. Cartwright’s family is the beneficiary and (iv) 137,162 shares held of record by Tina F. Cartwright, Mr. Cartwright’s spouse. Of the aggregate amount reported herein, up to 1,100,000 shares of Common Stock are pledged in margin accounts or similar arrangements in compliance with the Company’s policy regarding pledging.
(4)	Consists of (i) 128,384 shares of record held by Ms. Henderson-Grice and (ii) 6,156 shares held of record by Alan Grice, Ms. Henderson-Grice’s spouse.

(5)	Of the aggregate amount reported herein, 19,155 shares of Common Stock are pledged in margin accounts or similar arrangements in compliance with the Company’s policy regarding pledging.
(6)	Consists of (i) 597,165 shares held of record by Mr. Bostelman and (ii) 86,886 shares held of record by the Jerry D. Bostelman Irrevocable Trust, of which Mr. Bostelman serves as the trustee. Of the aggregate amount reported herein, 136,810 shares of Common Stock are pledged in margin accounts or similar arrangements in compliance with the Company’s policy regarding pledging.
(7)	Consists of (i) 111,160 shares held of record by Mr. Freeman, (ii) 93,285 shares held of record by Zycron, Inc., of which Mr. Freeman is the Executive Chairman, and (iii) 24,625 shares held of record by Milan Investment Group, LLC, which is controlled by Gloria J. Freeman, Mr. Freeman’s spouse. Of the aggregate amount reported herein, 44,000 shares of Common Stock are pledged in margin accounts or similar arrangements in compliance with the Company’s policy regarding pledging.
(8)	Consists of (i) 14,378 shares held of record by Mr. Kloeppel, (ii) 190,902 shares held of record by David and Ann Kloeppel, as Tenants in Common, and (iii) 25,000 shares held of record by Sunshine Capital Trust, of which Mr. Kloeppel’s spouse serves as one of two trustees. Mr. Kloeppel disclaims ownership of the 25,000 shares held of record by Sunshine Capital Trust.
(9)	Consists of (i) 8,044 shares held of record by Mr. Ragsdale and (ii) 53,560 shares held of record by the Richard Elliot Ragsdale Revocable Trust, of which Mr. Ragsdale serves as the trustee and is a beneficiary.
(10)	This group includes all of our current directors and executive officers.
(11)	Consists of (i) 2,896,645 shares of record held by Mr. Menz, (ii) 954,507 shares held of record by the Irrevocable Family Trust of Victoria Menz of which Mr. Menz serves as one of two trustees, all of which are pledged in margin accounts or similar arrangements in compliance with the Company’s policy regarding pledging, (iii) 954,507 shares held of record by the Irrevocable Family Trust of Jerrod Menz of which Mr. Menz’s family is the beneficiary and (iv) 117,162 shares held of record by Victoria Menz, Mr. Menz’s spouse.
(12)	Comprised of an aggregate of 1,782,094 shares of common stock and 833,332 shares of common stock underlying convertible notes. This information is based on Amendment No. 1 to Schedule 13G filed on February 16, 2016 by Deerfield Mgmt, L.P., Deerfield Management Company, L.P., Deerfield Partners, L.P., Deerfield International Master Fund, L.P., Deerfield Mgmt III, L.P., Deerfield Private Design Fund III, L.P. and James E. Flynn (collectively, the “Deerfield Parties”). The shares of Common Stock beneficially owned by the Deerfield Parties reflects the following:

(i) 2,198,760 shares of Common Stock, representing 9.6% of the outstanding shares of the Common Stock, beneficially owned by Deerfield Mgmt, L.P., consisting of 1,782,094 shares of Common Stock and 416,666 shares of Common Stock underlying convertible notes held by Deerfield Partners, L.P. and Deerfield International Master Fund, L.P., of which Deerfield Mgmt, L.P. is the general partner;

(ii) 2,615,426 shares of Common Stock, representing 9.98% of the outstanding shares of the Common Stock, beneficially owned by Deerfield Management Company, L.P., consisting of 1,782,094 shares of Common Stock and 833,332 shares of Common Stock underlying convertible notes held by Deerfield Partners, L.P., Deerfield International Master Fund, L.P. and Deerfield Private Design Fund III, L.P., of which Deerfield Management Company, L.P. is the investment advisor;

(iii) 967,455 shares of Common Stock, representing 4.2% of the outstanding shares of the Common Stock, beneficially owned by Deerfield Partners, L.P., consisting of 784,122 shares of Common Stock and 183,133 shares of Common Stock underlying convertible notes;

(iv) 1,231,305 shares of Common Stock, representing 5.4% of the outstanding shares of the Common Stock, beneficially owned by Deerfield International Master Fund, L.P., consisting of 997,972 shares of Common Stock and 233,333 shares of Common Stock underlying convertible notes;

(v) 416,666 shares of Common Stock, representing 1.8% of the outstanding shares of the Common Stock, beneficially owned by Deerfield Mgmt III, L.P., consisting of 416,666 shares of Common Stock underlying convertible notes held by Deerfield Private Design Fund III, L.P., of which Deerfield Mgmt III, L.P. is the general partner;

(vi) 416,666 shares of Common Stock, representing 1.8% of the outstanding shares of the Common Stock, beneficially owned by Deerfield Private Design Fund III, L.P., consisting of 416,666 shares of Common Stock underlying convertible notes; and

(vii) 2,615,426 shares of Common Stock, representing 9.98% of the outstanding shares of the Common Stock, beneficially owned by James E. Flynn, consisting of 1,782,094 shares of Common Stock and 833,332 shares of Common Stock underlying convertible notes held by Deerfield Partners, L.P., Deerfield International Master Fund, L.P. and Deerfield Private Design Fund III, L.P.

The provisions of the convertible notes beneficially owned by the Deerfield Parties restrict the conversion of such securities to the extent that, upon such exercise or conversion, the number of shares of Common Stock then beneficially owned by the holder and any other person or entities with which the holder would constitute a Section 13(d) “group” would exceed 9.98% of the total number of shares of the Company then outstanding (the “Deerfield Ownership Cap”). Accordingly, notwithstanding the number of shares of Common Stock reported as beneficially owned by the Deerfield Parties, the Deerfield Parties disclaim beneficial ownership of the shares of Common Stock issuable upon conversion of such convertible notes to the extent that upon such conversion the number of shares of Common Stock beneficially owned by all reporting persons hereunder, in the aggregate, would exceed the Deerfield Ownership Cap.

EXECUTIVE COMPENSATION

Overview

The primary goal of our executive compensation program is to align executive compensation with our business objectives and individual performance, as well as to enable us to attract, retain and reward executive officers who contribute to our long-term success. The Compensation Committee sets the compensation of our executive officers. Generally, the Compensation Committee considers and evaluates the Company’s performance and goals and our Chief Executive Officer’s recommendations with respect to each officer (other than the Chief Executive Officer) in setting compensation. The compensation of our executive officers consists of a combination of base salary and incentive bonuses paid in cash or equity. All employees, including our executive officers, also receive a benefits package.

As an “emerging growth company,” we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Exchange Act which require compensation disclosure for our Chief Executive Officer and the two most highly compensated executive officers other than our Chief Executive Officer, whom we collectively refer to as our “named executive officers” in this Proxy Statement.

2015 Summary Compensation Table

The following table provides information regarding the compensation earned by our named executive officers during the year ended December 31, 2015:

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Nonequity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Michael T. Cartwright	2015	557,500		635,000	(1)	—		—	25,079	(2)	1,217,579
Chairman and Chief Executive Officer	2014	557,500		1,018,283		—		251,717	25,486		1,852,986

Candance A. Henderson-Grice Chief Operating Officer	2015	322,917	(3)	300,626	(1)	860,100	(4)	—	28,010	(5)	1,511,653

Kathryn Sevier Phillips	2015	315,000		315,000	(1)	573,400	(6)	—	11,505	(7)	1,214,905
General Counsel and Secretary	2014	273,125		—		631,569		315,000	459,952		1,679,646

(1)	Reflects cash amounts awarded as annual incentive bonuses. Please refer to “Executive Compensation—2015 Executive Compensation Elements—Non-Equity Incentive Compensation.”
(2)	Reflects $22,079 of payments for health insurance premiums and $3,000 of Company contributions to a health savings account (“HSA”).
(3)	Ms. Henderson-Grice’s base salary was $300,000 for January 2015 and increased to $325,000 in February 2015.
(4)	Reflects the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, of a January 2015 grant of 30,000 shares of restricted Common Stock, which vest quarterly over three years.
(5)	Reflects $15,589 of payments for health insurance premiums, $6,250 of Company contributions to the Company’s 401(k) profit sharing plan, $3,000 of Company contributions to a HSA, and $3,171 of Company provided discount on shares acquired through the ESPP.
(6)	Reflects the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, of a January 2015 grant of 20,000 shares of restricted Common Stock, which vest quarterly over three years.
(7)	Reflects $8,334 of Company contributions to the Company’s 401(k) profit sharing plan and $3,171 of Company provided discount on shares acquired through the Company’s ESPP.

2015 Executive Compensation Elements

Each of our named executive officers was provided with the following material elements of compensation in 2015:

Base Salary. We provide a base salary to each named executive officer. The primary goal for base salary is to be market competitive and to compensate an executive’s short-term contributions, as well as to provide current financial stability. In 2015, the Compensation Committee engaged McDaniel & Associates as its independent compensation consultant to advise the Company on its executive compensation program, including by identifying a peer group of companies and performing a peer group compensation analysis. The peer group recommended by McDaniel & Associates and utilized by the Compensation Committee for compensation purposes, including setting base salary levels, consisted of the following 14 publicly traded health care companies:

Addus Homecare Corporation	Five Star Quality Care, Inc.
Almost Family, Inc.	Healthways, Inc.
BioScrip, Inc.	Landauer, Inc.
BioTelemetry, Inc.	LHC Group, Inc.
Capital Senior Living Corporation	National Healthcare Corporation
CorVel Corporation	RadNet, Inc.
Cross Country Healthcare, Inc.	U.S. Physical Therapy, Inc.

The peer group is reviewed annually by the Compensation Committee for appropriateness, taking into account the advice of our independent compensation consultant. The peer group used in 2015 was comprised of the companies listed above and was adjusted from the peer group used in 2014 to ensure a relevant comparison for executive compensation decisions.

Non-Equity Incentive Compensation. Incentive bonuses are a key component of our executive compensation strategy. We believe such performance-based incentive compensation aligns our named executive officers’ compensation to the Company’s goals. As previously disclosed, in 2014, the Board adopted a 2014 Cash Incentive Plan pursuant to which each of our executive officers was eligible to receive performance-based cash incentive payments during fiscal year 2015. Under the 2014 Cash Incentive Plan, the Compensation Committee approved target and maximum levels of incentive bonuses for fiscal year 2015 with respect to certain of the executive officers, including the named executive officers. With respect to 2015 non-equity incentive compensation, the Compensation Committee approved a payout structure similar to the framework of the 2014 Cash Incentive Plan, except that the Compensation Committee, upon the recommendation of Mr. Cartwright, recommended eliminating the maximum bonus level of cash incentive compensation. As a result, the respective target levels of incentive bonuses for fiscal year 2015 are set forth in the following table:

Named Executive Officer	2015 Target Bonus
Michael T. Cartwright	$635,000

Candance A. Henderson-Grice	$300,626

Kathryn Sevier Phillips	$315,000

The annual incentive bonuses actually awarded to each named executive officer in respect of 2015 were ultimately based on a discretionary performance evaluation conducted by our Compensation Committee and Chief Executive Officer, in consultation with other executive officers. The determination involved an analysis of both (i) the Company’s overall performance, including significant growth in revenues and adjusted EBITDA in 2015 and (ii) the performance of the individual officer and his or her contributions to the Company.

Equity Incentive Compensation. For fiscal year 2015, Ms. Henderson-Grice and Ms. Phillips were granted 30,000 and 20,000 shares of restricted Common Stock, respectively, pursuant to our 2014 Equity Incentive Plan, which awards vest in equal quarterly installments over a three-year period. The awards granted to

Ms. Henderson-Grice and Ms. Phillips were part of the Company’s 2015 grant of restricted shares of Common Stock to its employees. The Compensation Committee has specifically focused its objectives for executive officer performance through compensation packages with a combined approach of (i) market-based cash compensation, inclusive of base salaries and cash bonus amounts, for each executive officer, respectively, and (ii) longer term equity incentives, with minimum three-year vesting provisions. The Compensation Committee believes this emphasis on longer term equity compensation better aligns executive officer performance with overall Company performance during the Company’s intensive growth stages and provides an effective compensation platform to continue to recruit and retain the highest quality executive talent.

Employment Agreements. We currently do not have any employment agreements with our named executive officers.

Retirement Arrangements. We maintain a 401(k) savings plan for eligible employees, including our named executive officers, and provide annual discretionary matching contributions to 401(k) plan participants. We do not maintain a defined benefit pension plan.

Employee Benefits. Eligible employees, including our named executive officers, participate in broad-based and comprehensive employee benefit programs, including medical, dental, vision, life and disability insurance. Our named executive officers participate in these programs on the same basis as eligible employees generally, except that the Company covers the full costs of premiums with respect to the medical insurance plan.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table provides information with respect to holdings of unvested restricted stock awards held by our named executive officers at December 31, 2015.

		Stock Awards
Named Executive Officer	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Michael T. Cartwright	—	—	—
Candance A. Henderson-Grice	1/7/15	20,000	381,200	(2)
Kathryn Sevier Phillips	1/7/15	13,334	254,146	(2)

(1)	Represents the market value of the shares of our Common Stock underlying the restricted stock awards as of December 31, 2015, based on the closing price of our Common Stock, as reported on the New York Stock Exchange, of $19.06 per share on December 31, 2015.
(2)	These restricted stock awards vest, subject generally to continued employment with the Company, in equal quarterly installments over a three-year period from the grant date and ending on December 31, 2017.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the section titled “Executive Compensation” with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the section titled “Executive Compensation” be included in this Proxy Statement.

AAC Holdings, Inc.

Compensation Committee

Lucius E. Burch, III (chairman)

Darrell S. Freeman, Sr.

David C. Kloeppel

The foregoing Report of the Compensation Committee shall not be considered soliciting material, nor shall it be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The Report of the Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or under the Exchange Act, regardless of any general incorporation language in such filing.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Representatives of BDO USA, LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions. Although ratification is not required by our Bylaws or otherwise, our Board of Directors is submitting the selection of BDO USA, LLP to our stockholders for ratification as a matter of good corporate practice.

Fees Paid to BDO USA, LLP

The following table presents fees for professional services rendered by BDO USA, LLP for the audit of our annual financial statements for the fiscal years ended December 31, 2015 and 2014, and fees incurred for other services rendered by BDO USA, LLP for such years:

	Fiscal 2015	Fiscal 2014
Audit Fees(1)	$901,600	$954,422
Audit-Related Fees	16,000	—
Tax Fees(2)	185,294	157,515
All Other Fees	—	—

Total Fees	$1,202,894	$1,111,937

(1)	Consist primarily of fees billed for the audit of our annual financial statements and the review of our quarterly financial statements and services provided in connection with registration statements and periodic reports filed with the SEC. Audit fees for fiscal 2014 include fees associated with our IPO of $526,754.
(2)	Consist primarily of fees billed for tax compliance services and other tax planning and tax advice services.

Pre-Approval Policy

The charter of the Audit Committee provides that the Audit Committee is responsible for the appointment, compensation and oversight of our independent auditor and must pre-approve all audit and non-audit services to be provided by our independent auditor, other than certain de minimus non-audit services. The Audit Committee has adopted a policy pursuant to which it pre-approves all services to be provided by and fees to be paid to our independent auditor. For 2015, all services provided by BDO USA, LLP were pre-approved by the Audit Committee. All non-audit services were reviewed by the Audit Committee, and the Audit Committee concluded that the provision of such services by BDO USA, LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Vote Required; Recommendation

The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the matter is needed to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Stockholders may vote “for” or “against” this proposal or may “abstain” from voting for the ratification of the proposal. Abstentions will have the same effect as a vote against the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

The ratification of the appointment of BDO USA, LLP is a routine matter and may be voted upon by banks, brokerage firms or other nominees without instruction from the beneficial owner of such shares. Consequently, proxies submitted by banks, brokerage firms or other nominees for shares beneficially owned by other persons may, in the absence of specific instructions from such beneficial owners, vote the shares for or against the ratification of the appointment of BDO USA, LLP at the discretion of the bank, brokerage firm or other nominee.

Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the ratification of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

The Audit Committee and the Board of Directors recommend that the stockholders vote

FOR ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls and processes for monitoring compliance with laws and regulations. The Audit Committee is composed of “independent directors,” as defined in the NYSE listing standards (and who satisfy the heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules), and acts under a written charter in compliance with the Sarbanes-Oxley Act of 2002 and other regulations adopted by the SEC and NYSE.

Audit Committee Disclosures

With respect to the fiscal year ended December 31, 2015, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2.	The Audit Committee has discussed with its independent registered public accounting firm, BDO USA, LLP, the matters required to be discussed by the statement on Auditing Standards No. 16, “Communications with Audit Committees.”

3.	The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. In addition, the Audit Committee has discussed and considered whether the provision of non-audit services by the Company’s principal auditor, as described above, is compatible with maintaining auditor independence.

4.	Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Company’s Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC.

AAC Holdings, Inc.

Audit Committee

David C. Kloeppel (Chairman)

Darrell S. Freeman, Sr.

Richard E. Ragsdale

The foregoing Report of the Audit Committee shall not be considered soliciting material, nor shall it be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The report of the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act or under the Exchange Act, regardless of any general incorporation language in such filing.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Party Transaction Policy

Our Articles of Incorporation and our Bylaws do not restrict any of our directors, officers, stockholders or affiliates from having a pecuniary interest in an investment or transaction that we have an interest in or from conducting, for their own account, business activities of the type we conduct. However, our Board of Directors recognizes that transactions or relationships between us and our subsidiaries and our directors, executive officers, immediate family members of our executive officers and directors and greater than 5% beneficial owners of our Common Stock may present a heightened risk of conflicts of interest or the perception thereof. As a result, the Board of Directors has adopted a written Related Party Transaction Policy (the “Policy”) to ensure that all related party transactions shall be subject to approval or ratification in accordance with the procedures set forth in the Policy.

Prior to the entry of any potential related party transaction, such transaction, arrangement or relationship, together with a summary of all material information concerning such transaction, arrangement or relationship, shall be reported to our General Counsel for evaluation. If our General Counsel determines that the transaction is a related party transaction and is not subject to the exceptions described in the Policy, the General Counsel will submit the transaction to the Audit Committee for consideration. In the event our Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, General Counsel or Chief Accounting Officer becomes aware of a related party transaction that has not been previously approved or ratified, the transaction will promptly be submitted to the Audit Committee or its chair, which will evaluate all available options, including ratification, amendment or termination of the transaction. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Audit Committee will annually review each new or continuing related party transaction to determine if we should enter into or continue such related party transaction. Despite the existence and application of the Policy, we cannot assure you that the Policy or provisions of law will always be successful in eliminating the influence of conflicts of interest (whether actual or perceived), and if they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

Related Party Transactions

AAC Related Party Debt

In March 2012, Mr. Bostelman, one of our directors, purchased $200,000 in aggregate principal amount of subordinated promissory notes with a maturity date of March 31, 2017. In connection with this transaction, Mr. Bostelman received a warrant to purchase 23,717 shares of common stock of American Addiction Centers, Inc. (“AAC”), our direct wholly owned subsidiary, at $0.64 per share, which he exercised in full in March 2014. During 2015, we paid approximately $2,000 of interest with respect to these subordinated promissory notes, and in February 2015 we repaid in full the outstanding balance of these subordinated promissory notes of $200,000.

BHR Debt

In conjunction with the consolidation of certain of the Company’s variable interest entities, the Company’s December 31, 2014 balance sheet included debt of $24.6 million (the “BHR Debt”) related to Behavioral Healthcare Realty, LLC (“BHR”), which owns all of the outstanding equity interests of Concorde Real Estate, LLC, Greenhouse Real Estate, LLC and The Academy Real Estate, LLC, which entities own certain of the Company’s real property assets. As a result of certain reorganization transactions completed in April 2014, the Company now owns 100% of the outstanding common membership interests in BHR. The BHR Debt consisted of the following indebtedness:

Concorde Real Estate, LLC. In conjunction with the consolidation of Concorde Real Estate, LLC on June 27, 2012, AAC assumed a $3.5 million promissory note that was refinanced and increased in July 2012 to loans totaling $7.4 million in two tranches; these loans were subsequently refinanced with a $9.6 million note. The amount outstanding under this note at December 31, 2014 was $8.6 million. In July 2014, we executed an interest rate swap agreement with respect to the promissory note to effectively fix the interest rate at 4.16%. The amounts of principal and interest paid during 2015 were $8.6 million and $55,000, respectively. The note was guaranteed by AAC, Mr. Cartwright, our CEO, and Mr. Menz, our former President.

Greenhouse Real Estate, LLC. Greenhouse Real Estate, LLC entered into a $13.2 million construction loan facility with a financial institution in October 2013 to refinance existing debt related to a 70-bed facility located in Grand Prairie, Texas and to fund the construction of an additional 60 beds at this facility. In August 2014, we converted the construction loan to a term loan that amortized over a five-year period and matured in August 2019. The amended and restated term loan was represented by a $12.7 million promissory note that required monthly principal payments of $70,778 plus monthly interest and a balloon payment of $8.5 million due at maturity. In July 2014, we executed an interest rate swap agreement with respect to the amended and restated term loan to effectively fix the interest rate at 4.62%. The amounts of principal and interest paid during 2015 were $12.5 million and $77,000, respectively. The amended and restated term loan was guaranteed by AAC, BHR and Messrs. Cartwright and Menz.

The Academy Real Estate, LLC. The Academy Real Estate, LLC entered into a $3.6 million promissory note with a financial institution in May 2013 to finance the purchase of certain property in Riverview, Florida. In April 2014, we amended the promissory note to extend the maturity date to July 2019. Under the amended promissory note, we made monthly principal payments of $30,059 that began in October 2014. The amounts of principal and interest paid during 2015 were $3.5 million and $21,000, respectively. The amended promissory note was guaranteed by AAC, BHR and Messrs. Cartwright and Menz.

In March 2015, we repaid in full all of the outstanding BHR Debt described above for its stated outstanding principal balance and did not incur any early termination fees.

Related Party Acquisition Debt

On August 31, 2012, the Company acquired certain assets of AJG Solutions, Inc. (d/b/a Treatment Solutions Network) and its subsidiaries and the equity of B&B Holdings Intl LLC (collectively, the “TSN Acquisition”). At the time of the TSN Acquisition, AJG and B&B were jointly owned by two individuals, each of whom became employees of the Company following the acquisition.

In connection with the TSN Acquisition, AAC issued to Michael Blackburn, Vice President of Business Development of AAC, two separate subordinated notes. The first note was issued in the principal amount of $600,000 and was paid in full in March 2013. The second note was issued in the principal amount of $3.1 million. In March 2013, Mr. Blackburn converted $500,000 of the 3.125% tranche of the note into shares of AAC common stock at a conversion price per share of $5.24. In connection with this conversion, AAC issued to Mr. Blackburn an amended and restated subordinated promissory note in the principal amount of $2.4 million payable in two tranches: (i) $0.9 million accrues interest at 5% annually and is payable in equal installments of

$33,418 per month through September 2015 and (ii) $1.5 million accrues interest at 3.125% annually and is payable in one balloon payment due on August 31, 2015. The $900,000 of the $2.4 million payable was paid in full in September 2015. In addition, in August 2015 we amended the subordinated promissory note to (i) extend the maturity date of the remaining $1.5 million to February 2016 and, (ii) increase the interest rate to 6.25% per annum. In connection with such amendment, we made a principal payment to Mr. Blackburn of $250,000. As of December 31, 2015, the outstanding principal amount of the amended and restated note was $1.2 million. The aggregate amounts of principal and interest paid during 2015 with respect to the outstanding subordinated note were $0.6 million and $0.1 million, respectively. On February 29, 2016, we repaid in full the outstanding balance of the subordinated promissory note, including $1.2 million of principal and $0.2 million of accrued interest.

American Construction & Development

American Construction & Development, Inc. (“AC&D”), a general construction firm beneficially owned by Jose Orozco, our Vice President of Development, coordinated certain of our development projects in 2015 as a general contractor. We reimbursed AC&D for its direct and indirect costs associated with the development projects it managed for us. During 2015, we made aggregate payments to AC&D of $7.7 million.

Airplane Lease

AMC, Inc. (“AMC”), an entity beneficially owned by Mr. Cartwright, our Chief Executive Officer, owns an airplane that the Company uses for business purposes in the course of our operations pursuant to a written lease agreement. We pay AMC an hourly rate for use of the airplane as well as fuel and certain maintenance costs. During 2015, we made aggregate payments of $1.0 million to AMC.

Employment

Michael Stetar, who serves as our Chief Technology Officer, was hired in December 2010. Mr. Stetar is the brother-in-law of our former President, Mr. Menz. Mr. Stetar earned compensation of $403,000 in 2015.

Following the CRMS Acquisition, Tina Cartwright has served as the Chief Executive Officer of CRMS. Ms. Cartwright is the spouse of our CEO. Ms. Cartwright earned compensation of $375,000 in 2015.

GENERAL INFORMATION

Stockholder Proposals for 2017 Annual Meeting

The 2017 annual meeting of stockholders is expected to be held on or about May 17, 2017, although this date may change. Pursuant to Rule 14a-8 under the Exchange Act, proper stockholder proposals intended to be presented at our 2017 annual meeting of stockholders must be received by us at our principal executive offices at 200 Powell Place, Brentwood, Tennessee 37027 no later than the close of business on December 15, 2016 for the proposals to be included in the Proxy Statement and form of proxy card for that meeting.

If a stockholder desires to bring a matter before our annual meeting of stockholders and the matter is submitted outside the process of Rule 14a-8, including with respect to nominations for election as directors, the stockholder must follow the procedures set forth in our Bylaws. Our Bylaws provide generally that stockholder proposals and director nominations to be considered at an annual meeting of stockholders may be made by a stockholder only if (1) the stockholder is a stockholder of record at the time the stockholder gives notice and is entitled to vote at the meeting, and (2) the stockholder gives timely written notice of the matter to our corporate secretary. For a stockholder proposal to be considered timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders (i.e., not earlier than January 17, 2017 and not later than February 16, 2017); provided, however, that in the event our annual meeting is more than 30 days before or after the date of the first anniversary of the preceding year’s annual meeting of stockholders, then to be timely such notice must be received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The notice must set forth the information required by the provisions of our Bylaws dealing with stockholder proposals and nominations of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our Common Stock (“Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. To the Company’s knowledge, based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company for the fiscal year ended December 31, 2015 pursuant to Rule 16a-3(e) of the Exchange Act and/or written representations from Reporting Persons that they were not required to file a Form 5 for the fiscal year, the Company believes that all Reporting Persons filed the required reports on a timely basis, except that Michael T. Cartwright reported on a Form 5 filed on February 10, 2016 the issuance by the Company of certain shares of common stock to Tina Cartwright, Mr. Cartwright’s spouse, in November 2015 pursuant to our 2014 Equity Incentive Plan.

Annual Report to Stockholders

A copy of this Proxy Statement and our 2015 Annual Report to Stockholders has been posted on the website proxyvote.com. Our Annual Report to Stockholders is not proxy soliciting material.

Delivery of Proxy Materials to Stockholders Sharing an Address

The SEC has adopted a rule concerning the delivery of annual reports and proxy statements. It permits us, with your permission, to send a single set of these proxy materials to any household at which two or more stockholders reside if we believe they are members of the same family. This rule is called “householding” and its purpose is to help reduce printing and mailing costs of proxy materials. To date, the Company has not instituted this procedure with respect to registered holders of its Common Stock, but may do so in the future.

A number of brokerage firms have instituted householding. If you and members of your household have multiple accounts holding shares of Common Stock, you may have received a householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this Proxy Statement, the 2015 Annual Report to Stockholders or other proxy materials or wish to revoke your decision to household. These options are available to you at any time.

Cost of Proxy Solicitation

We will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares of Common Stock in their names or in the names of nominees for their expenses in forwarding the proxy materials to the beneficial owners of such shares. Certain of our directors, officers and employees may, without any additional compensation, solicit proxies in person or by telephone.

THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING IN PERSON. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE EITHER IN PERSON OR VIA THE INTERNET, BY TELEPHONE, OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

AAC HOLDINGS, INC. 200 POWELL PLACE BRENTWOOD TN 37027

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			☐	☐	☐
1.	Election of Directors
Nominees
01	Jerry D. Bostelman	02 Lucius E. Burch, III		03 Michael T. Cartwright		04 Darrell S. Freeman, Sr.	05 David C. Kloeppel
06	Richard E. Ragsdale
The Board of Directors recommends you vote FOR the following proposal:							For	Against	Abstain
2	Proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.						☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as an attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnerships, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000286911_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

AAC HOLDINGS, INC.

Annual Meeting of Stockholders

May 17, 2016 2:00 PM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Michael T. Cartwright and Kathryn Sevier Phillips, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AAC HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, CDT on May 17, 2016, at 200 Powell Place, Brentwood, TN 37027, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

0000286911_2 R1.0.1.25